                                                                                                                         EXECUTION COPY

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                                                  MBNA CREDIT CARD MASTER NOTE TRUST

                                                               as Issuer

                                                    CLASS B(2003-5) TERMS DOCUMENT

                                                      dated as of October 2, 2003

                                                                  to

                                                    MBNASERIES INDENTURE SUPPLEMENT

                                                       dated as of May 24, 2001

                                                                  to

                                                               INDENTURE

                                                       dated as of May 24, 2001

                                                         THE BANK OF NEW YORK

                                                         as Indenture Trustee

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6

                  THIS CLASS B(2003-5) TERMS DOCUMENT (this "Terms Document"), by and between MBNA CREDIT CARD MASTER NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at Rodney Square North,
1100 North Market Street, Wilmington, Delaware 19890, and THE BANK OF NEW YORK, a New York banking corporation ( the "Indenture
Trustee"), is made and entered into as of October 2, 2003.

                  Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new tranche of Class B Notes and shall specify the principal terms thereof.

Article I

                                        Definitions and Other Provisions of General Application

Section 1.01.     Definitions.  For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1)      the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)      all other terms used herein which are defined in the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)      all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated
                           Articles, Sections and other subdivisions of this Terms Document as originally executed;

(5)      the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(6)      in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling;

(7)      each capitalized term defined herein shall relate only to the Class   B(2003-5) Notes and no other tranche of Notes issued
                           by the Issuer; and

(8)      "including" and words of similar import will be deemed to be followed by "without limitation."

                  "Accumulation Reserve Funding Period" shall mean, (a) if the Accumulation Period Length is determined to be one (1)
month, there shall be no Accumulation Reserve Funding Period and (b) otherwise, the period (x) commencing on the earliest to occur of
(i) the Monthly Period beginning three (3) calendar months prior to the first Transfer Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class B(2003-5) Notes pursuant to Section 3.10(b) of the Indenture
Supplement, (ii) the Monthly Period following the first Transfer Date following and including the August 2006 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 2%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 24 months prior to the Expected Principal Payment Date, (iii) the Monthly Period following the first Transfer Date following and including the February 2007 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 18 months prior to the Expected Principal Payment Date, and (iv) the Monthly Period following the first Transfer Date following and including the April 2007 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 4%, but in such event the
Accumulation Reserve Funding Period shall not be required to commence earlier than 16 months prior to the Expected Principal Payment
Date and (y) ending on the close of business on the last day of the Monthly Period preceding the earlier to occur of (i) the Expected
Principal Payment Date for the Class B(2003-5) Notes and (ii) the date on which the Class B(2003-5) Notes are paid in full.

                  "Base Rate" means, with respect to any Monthly Period, the sum of (i) the Weighted Average Interest Rates for the
Outstanding MBNAseries Notes, (ii) the Net Servicing Fee Rate (as such term is defined in the Series 2001-D Supplement) and (iii) so long as MBNA or The Bank of New York is the Servicer, the Servicer Interchange Rate, in each case, for such Monthly Period.

                  "Calculation Agent" is defined in Section 2.04(a).

                  "Class B(2003-5) Note" means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture
Supplement, designated therein as a Class B(2003-5) Note and duly executed and authenticated in accordance with the Indenture.

                  "Class B(2003-5) Noteholder" means a Person in whose name a Class B(2003-5) Note is registered in the Note Register.

                  "Class B(2003-5) Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the
Outstanding Dollar Principal Amount of the Class  B(2003-5) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

                  "Class B Required Subordinated Amount of Class C Notes" is defined in Section 2.02(b).

                  "Controlled Accumulation Amount" means $12,500,000; provided, however, if the Accumulation Period Length is determined to be less than twelve (12) months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Controlled
Accumulation Amount shall be the amount specified in the definition of "Controlled Accumulation Amount" in the Indenture Supplement.

                  "Excess Available Funds Percentage" means, with respect to any Transfer Date, the amount, if any, by which the
Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for such Monthly Period.

                  "Expected Principal Payment Date" means September 15, 2008.

                  "Initial Dollar Principal Amount" means $150,000,000.

                  "Interest Payment Date" means the fifteenth day of each month commencing November 17, 2003, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

                  "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous
Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) through the day preceding such Interest Payment Date.

                  "Issuance Date" means October 2, 2003.

                  "Legal Maturity Date" means February 15, 2011.

                  "LIBOR" means, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.04.

                  "LIBOR Determination Date" means (i) September 30, 2003 for the period from and including the Issuance Date to but excluding October 15, 2003, (ii) October 10, 2003 for the period from and including October 15, 2003 to but excluding November 17,
2003 and (iii) for each Interest Period thereafter, the second London Business Day prior to the Interest Payment Date on which such
Interest Period commences.

                  "London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

                  "MBNAseries Servicer Interchange" means, with respect to any Monthly Period, an amount equal to the product of
(a) the Servicer Interchange (as such term is defined in the Series 2001-D Supplement) with respect to such Monthly Period and (b) a fraction the numerator of which is the Weighted Average Available Funds Allocation Amount for the MBNAseries for such Monthly Period and the denominator of which is the Weighted Average Available Funds Allocation Amount for all series of Notes for such Monthly
Period.

                  "Note Interest Rate" means a per annum rate equal to 0.37% in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.

                  "Paying Agent" means The Bank of New York.

                  "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (a) the amount of Available Funds allocated to the MBNAseries pursuant to Section 501 of the Indenture, plus
(b) any Interest Funding sub-Account Earnings on the related Transfer Date, plus (c) any amounts to be treated as MBNAseries Available
Funds pursuant to Sections 3.20(d) and 3.27(a) of the Indenture Supplement, plus (d) the MBNAseries Servicer Interchange for such
Monthly Period, minus (e) the excess, if any, of the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings
Shortfall over the sum of the aggregate amount to be treated as MBNAseries Available Funds for such Monthly Period pursuant to
Sections 3.04(a)(ii) and 3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of MBNAseries Notes for such Monthly Period, minus (f) the MBNAseries Investor
Default Amount for such Monthly Period, and the denominator of which is the Weighted Average Available Funds Allocation Amount for
the MBNAseries for such Monthly Period.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 306 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Quarterly Excess Available Funds Percentage" means, with respect to the August 2006 Transfer Date and each Transfer
Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Available Funds Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

                  "Record Date" means, for any Transfer Date, the last Business Day of the preceding Monthly Period.

                  "Reference Banks" means four major banks in the London interbank market selected by the Beneficiary.

                  "Required Accumulation Reserve sub-Account Amount" means, with respect to any Monthly Period during the Accumulation
Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class B(2003-5) Notes as of the
close of business on the last day of the preceding Monthly Period or (ii) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.

                  "Servicer Interchange Rate" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the MBNAseries Servicer Interchange for such Monthly Period, and the denominator of which is the Weighted Average Available
Funds Allocation Amount for the MBNAseries for such Monthly Period.

                  "Stated Principal Amount" means $150,000,000.

                  "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Weighted Average Interest Rates" means, with respect to any Outstanding Notes of a class or tranche of the
MBNAseries, or of all of the Outstanding Notes of the MBNAseries, on any date, the weighted average (weighted based on the
Outstanding Dollar Principal Amount of the related Notes on such date) of the following rates of interest:

                  (a)      in the case of a tranche of Dollar Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to that tranche on that date;

                  (b)      in the case of a tranche of Discount Notes, the rate of accretion (converted to an accrual rate) of that tranche on that date;

                  (c)      in the case of a tranche of Notes with a payment due under a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue on that date (prior to the netting of such payments, if applicable); and

                  (d)      in the case of a tranche of Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related terms document.

Section 1.02.     Governing Law; Submission to Jurisdiction; Agent for Service of Process.  This Terms Document shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto declare that it is their intention that this Terms Document shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees (a) that this Terms Document involves at least $100,000.00, and (b) that this Terms
Document has been entered into by the parties hereto in express reliance upon 6 DEL. C.ss.2708.  Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 1.03.     Counterparts.  This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04.     Ratification of Indenture and Indenture Supplement.  As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Indenture
Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.

                                                          [END OF ARTICLE I]

 10

7
Article II

                                                       The Class B(2003-5) Notes

                  Section 2.01      Creation and Designation.  There is hereby created a tranche of MBNAseries Class B Notes to be issued pursuant to the Indenture and the MBNAseries Indenture Supplement to be known as the "MBNAseries Class B(2003-5) Notes."

                  Section 2.02      Specification of Required Subordinated Amount and other Terms.

                  (a)      Notwithstanding any provision of Section 2.03 of the Indenture Supplement to the contrary, on any date of determination, the available subordinated amount of Class C Notes for the Class B(2003-5) Notes shall be at least equal to the Class
B Required Subordinated Amount of Class C Notes for the Class B(2003-5) Notes.  For purposes of this clause, the available subordinated amount of Class C Notes for the Class B(2003-5) Notes as of any date will be an amount equal to, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date:

(i)      the aggregate Nominal Liquidation Amount of all tranches of Class C Notes which are Outstanding on that date; minus

                           (ii)     the sum of (A) the aggregate Class B Required Subordinated Amount of Class C Notes for all other tranches of Class B Notes which are Outstanding on that date plus (B) the aggregate Class A Required Subordinated Amount of
         Class C Notes for all tranches of Class A Notes for which the Class A Required Subordinated Amount of Class B Notes is equal to zero which are Outstanding on that date.

                  (b)      (i)      For the Class B(2003-5) Notes for any date of determination, the Class B Required Subordinated
         Amount of Class C Notes will be an amount equal to the product of (A) the Adjusted Outstanding Dollar Principal Amount of
         the Class B(2003-5) Notes on such date, times (B) the sum of:

                           (x)      a fraction, the numerator of which is the aggregate Class A Required Subordinated Amount of Class
                  C Notes for all tranches of Class A Notes which are Outstanding on that date, for which the Class A Required
                  Subordinated Amount of Class B Notes is greater than zero and the denominator of which is the aggregate Adjusted
                  Outstanding Dollar Principal Amount for all tranches of Class B Notes (including the Class B(2003-5) Notes) which are Outstanding on that date; plus

                           (y)      the product of:

                                    (1)     8.10811%; times

                                    (2)     a fraction, the numerator of which is the aggregate Adjusted Outstanding Dollar Principal
                           Amount for all tranches of Class B Notes (including the Class B(2003-5) Notes) which are Outstanding on that date minus the aggregate Class A Required Subordinated Amount of Class B Notes for all tranches of
                           Class A Notes which are Outstanding on that date, and the denominator of which is the aggregate Adjusted
                           Outstanding Dollar Principal Amount for all tranches of Class B Notes (including the Class B(2003-5) Notes)
                           which are Outstanding on that date.

                           (ii)     If an Early Redemption Event with respect to the Class B(2003-5) Notes shall have occurred, if an
         Event of Default and acceleration of the Class B(2003-5) Notes shall have occurred or if the Class B Usage of the Class C
         Required Subordinated Amount for the Class B(2003-5) Notes is greater than zero, on any date of determination following any such event, the Class B Required Subordinated Amount of Class C Notes for the Class B(2003-5) Notes shall be the greater of
         (i) the amount determined pursuant to subsection 2.02(b)(i) on such date of determination and (ii) the amount determined pursuant to subsection 2.02(b)(i) as of close of business on the day immediately preceding the occurrence of such Early
         Redemption Event, such Event of Default and acceleration or the date on which the Class B Usage of Class C Required
         Subordinated Amount exceeded zero.

                  (c)      The Issuer may change the definition of the Class B Required Subordinated Amount of Class C Notes with respect to the Class B(2003-5) Notes without the consent of any Noteholder so long as the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the MBNAseries that the change in such definition will not result in a Ratings Effect with respect to any Outstanding Class B(2003-5) Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such change.

                  Section 2.03.     Interest Payment.

                  (a)      For each Interest Payment Date, the amount of interest due with respect to the Class B(2003-5) Notes shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest
Period and the denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period, times (ii) the Outstanding Dollar Principal Amount of the Class B(2003-5) Notes determined as of the Record Date preceding the related Transfer Date.  Interest on the Class B(2003-5) Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

                  (b)      Pursuant to Section 3.03 of the Indenture Supplement, on each Transfer Date, the Indenture Trustee shall deposit into the Class B(2003-5) Interest Funding sub-Account the portion of MBNAseries Available Funds allocable to the Class
B(2003-5) Notes.

                  Section 2.04.     Calculation Agent; Determination of LIBOR.

                  (a)      The Issuer hereby agrees that for so long as any Class B(2003-5) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent").  The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period.  The Calculation
Agent may be removed by the Issuer at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the
Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement
Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates.  The
Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

                  (b)      On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.  If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.  The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United
States dollars to leading European banks for a one-month period.

                  (c)      The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (212) 815-3247 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

                  (d)      On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the
Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

                  Section 2.05.     Payments of Interest and Principal.

                  (a)      Any installment of interest or principal, if any, payable on any Class    B(2003-5) Note which is
punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal
Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(2003-5) Note (or one or more Predecessor
Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third
Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede and Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

                  (b)      The right of the Class B(2003-5) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class B(2003-5) Termination Date.

                  Section 2.06.     Form of Delivery of Class B(2003-5) Notes; Depository; Denominations.

                  (a)      The Class B(2003-5) Notes shall be delivered in the form of a global Registered Note as provided in
Sections 202 and 301(i) of the Indenture, respectively.

                  (b)      The Depository for the Class B(2003-5) Notes shall be The Depository Trust Company, and the Class B(2003-5)
Notes shall initially be registered in the name of Cede and Co., its nominee.

                  (c)      The Class B(2003-5) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

                  Section 2.07.     Delivery and Payment for the Class B(2003-5) Notes.  The Issuer shall execute and deliver the
Class B(2003-5) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(2003-5) Notes when authenticated, each in accordance with Section 303 of the Indenture.

                  Section 2.08.     Targeted Deposits to the Accumulation Reserve Account.

                  The deposit targeted to be made to the Accumulation Reserve Account for any Monthly Period during the Accumulation
Reserve Funding Period will be an amount equal to the Required Accumulation Reserve sub-Account Amount.

                  Section 2.09      Tax Treatment.

                  Notwithstanding any other express or implied agreement to the contrary, each of the Issuer and the Class B(2003-5)
Noteholders are hereby deemed to agree that they and any recipient of the Prospectus Supplement dated September 25, 2003 and the
Prospectus dated September 10, 2003, each relating to the Class B(2003-5) Notes (or their employees, representatives, or other agents), may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of any transaction relating to the Issuer or the Class B(2003-5) Notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such Tax Treatment and Tax Structure.  For purposes of this Section 2.09, "Tax Treatment" refers to the purported or claimed treatment of the Issuer and the Class B(2003-5) Notes under the Internal Revenue Code, and "Tax
Structure" refers to any fact that may be relevant to understanding such Tax Treatment.  It is hereby confirmed that each of the foregoing have been deemed to so agree since the commencement of discussions regarding the Class B(2003-5) Notes.

                                                          [END OF ARTICLE II]

                                         12

                                        11
Article III

                                                    Representations and Warranties

                  Section 3.01      Issuer's Representations and Warranties.  The Issuer makes the following representations and warranties as to the Collateral Certificate on which the Indenture Trustee is deemed to have relied in acquiring the Collateral
Certificate.  Such representations and warranties speak as of the execution and delivery of this Terms Document, but shall survive until the termination of this Terms Document.  Such representations and warranties shall not be waived by any of the parties to this
Terms Document unless the Issuer has obtained written confirmation from each Note Rating Agency that there will be no Ratings
Effect
with respect to such waiver.

                  (a)      The Indenture creates a valid and continuing security interest (as defined in the Delaware UCC) in the
Collateral Certificate in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as
such as against creditors of and purchasers from the Issuer.

                  (b)      The Collateral Certificate constitutes either an "account," a "general intangible," an "instrument," or
 a
"certificated security," each within the meaning of the Delaware UCC.

                  (c)      At the time of the transfer and assignment of the Collateral Certificate to the Indenture Trustee
 pursuant
to the Indenture, the Issuer owned and had good and marketable title to the Collateral Certificate free and clear of any lien, claim
or encumbrance of any Person.

                  (d)      The Issuer has caused, within ten days of the execution of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Certificate granted to the Indenture Trustee pursuant to the Indenture.

                  (e)      Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has
not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral Certificate.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral Certificate other than any financing statement relating to the security interest granted to the Indenture
Trustee pursuant to the Indenture or any financing statement that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

                  (f)      All original executed copies of the Collateral Certificate have been delivered to the Indenture Trustee.

                  (g)      At the time of the transfer and assignment of the Collateral Certificate to the Indenture Trustee
pursuant
to the Indenture, the Collateral Certificate had no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

                                                         [END OF ARTICLE III]

                                         14

                  IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

                                            MBNA CREDIT CARD MASTER NOTE TRUST,
                                             by MBNA AMERICA BANK,
                                             NATIONAL ASSOCIATION, as Beneficiary
                                             and not in its individual capacity

                                            By:    _/s/Kevin F. Sweeney
                                                   Kevin F. Sweeney
                                                   First Vice President

                                            THE BANK OF NEW YORK, as Indenture Trustee
                                             and not in its individual capacity

                                            By:    /s/Daniel Rothman
                                                   Daniel Rothman
                                                   Assistant Vice President

                                        [Signature Page to the Class B(2003-5) Terms Document]

                                                           TABLE OF CONTENTS
                                                              (continued)
                                                                                                                 Page

                         -i-

                                                           TABLE OF CONTENTS

                                                                                                                 Page

                                         -i-

                                                               ARTICLE I

                                        Definitions and Other Provisions of General Application

                                                              ARTICLE II

                                                       The Class B(2003-5) Notes

                                                              ARTICLE III

                                                    Representations and Warranties

Section 3.01      Issuer's Representations and Warranties.......................................................11

                                          1

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